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                                                                   Exhibit 3.1.1

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             U.S. BIOSCIENCE, INC.


     U.S. BIOSCIENCE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of U.S. Bioscience, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the first paragraph of Article Four of this Corporation's Certificate of Incorporation be and it hereby is amended to read in its entirety as follows:

               "The aggregate number of shares which the Corporation shall have authority to issue shall be 105,000,000 shares consisting of 100,000,000 shares of Common Stock, par value $.005 per share, and 5,000,000 shares of Preferred Stock, par value $.005 per share."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the proposed amendment was considered at the next annual meeting of stockholders, which annual meeting of stockholders was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the state of Delaware and at such meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, said U.S. BIOSCIENCE, INC. has caused this certificate to be signed by Russell C. McLauchlan, its President, and Kenneth R. Lynn, its Secretary, this 29th day of May, 1992.

                               U.S. BIOSCIENCE, INC.



                               BY:/s/ Russell C. McLauchlan
                                  ---------------------------
                                          President


                               ATTEST: /s/ Kenneth R. Lynn
                                       --------------------------
                                              Secretary